Exhibit 10.64

FIRST AMENDMENT TO
RETENTION AGREEMENT

THIS FIRST AMENDMENT to that certain Retention Agreement by and between THOMAS GALLAHUE, an individual (hereinafter referred to as “Gallahue”) and CONSUMER PROGRAMS INCORPORATED, a Missouri corporation (on behalf of itself and its affiliates (hereinafter referred to, alternatively and collectively, as “CPI”) dated as of January 12, 2006 (hereinafter referred to as the “Retention Agreement”) is entered into as of the 23rd day of August, 2006.

WHEREAS, the parties entered into the Retention Agreement to provide for Gallahue’s continued service to CPI through August 31, 2006; and

WHEREAS, the parties desire to extend Gallahue’s employment under the Retention Agreement through October 27, 2006;

NOW, THEREFORE, in consideration of the covenants set forth herein, the parties hereby agree to amend the Retention Agreement as follows:

1.	Section 1 of the Retention Agreement shall be amended by deleting “August 31, 2006” and inserting in lieu thereof “October 27, 2006”.

2.	Section 3(a) of the Retention Agreement shall be amended by deleting “August 31, 2006” and inserting in lieu thereof “October 27, 2006”.

3.	Section 4 of the Retention Agreement shall be amended by adding the following sentence at the end of the Section:

Gallahue shall provide an average of twenty (20) hours of service to CPI each week from August 31, 2006 through October 27, 2006.

4.	Unless otherwise defined herein, all capitalized terms shall have the definition ascribed to them in the Retention Agreement.

5.	The Retention Agreement is hereby ratified and affirmed as amended by this First Amendment.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties have executed this First Amendment to the Retention Agreement as of the date first written above.

CONSUMER PROGRAMS INCORPORATED, a Missouri corporation, on behalf of itself and its affiliates

By:	/s/ Paul Rasmussen
Paul Rasmussen
Presient and Chief Executive Officer

By:	/s/ Thomas Gallahue
Thomas Gallahue